                           OFFER TO PURCHASE FOR CASH
                       ANY AND ALL OUTSTANDING SHARES OF
           THE FOLLOWING SERIES OF DIVIDEND SERIES PREFERRED STOCK OF
                           NEW ENGLAND POWER COMPANY
                                       BY
                          NEW ENGLAND ELECTRIC SYSTEM

 TITLE OF SERIES
       OF                             PURCHASE PRICE
 PREFERRED STOCK     CUSIP NUMBER       PER SHARE
-----------------    ------------     --------------
4.56% Series         644188 10 4         $  90.30
4.60% Series         644188 20 3         $  91.09
4.64% Series         644188 70 8         $  91.88
6.08% Series         644188 40 1         $ 103.34

--------------------------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON FRIDAY, DECEMBER 12, 1997, UNLESS THE OFFER IS EXTENDED (THE EXPIRATION
DATE).
--------------------------------------------------------------------------------

                                                                November 6, 1997

To Our Clients:

     Enclosed for your consideration is the material listed below relating to the offer of New England Electric System, a Massachusetts voluntary association
(NEES), inviting tenders of Preferred Shares of New England Power Company (the Power Company), a Massachusetts corporation and direct subsidiary of NEES, in which you own shares. The offer is for each series of Preferred Stock of the Power Company, listed above (each a Series of Preferred or a Series, and each holder thereof a Preferred Shareholder) (the Shares) for purchase at the price per Share listed above, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement and Information Statement, dated November 6, 1997(the Booklet), and in the Letter of Transmittal and Proxy for the Shares tendered. As to each Series, the Booklet, together with the applicable Letter of Transmittal and Proxy, constitutes the Offer. NEES will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer.

     THE OFFER FOR EACH SERIES IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF ANY SERIES BEING TENDERED AND EACH IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES. PREFERRED SHAREHOLDERS (INCLUDING PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES SUBSEQUENT TO NOVEMBER 12, 1997 (THE RECORD DATE)) WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER MUST VOTE IN FAVOR OF THE PROPOSED AMENDMENT (AS DEFINED IN THE BOOKLET). MOREOVER, THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE PROPOSED AMENDMENT BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING (AS DEFINED IN THE BOOKLET). PREFERRED SHAREHOLDERS HAVE THE RIGHT TO VOTE ON THE PROPOSED AMENDMENT REGARDLESS OF WHETHER THEY TENDER THEIR SHARES. SEE PROPOSED AMENDMENT AND PROXY SOLICITATION, TERMS OF THE
OFFER -- CERTAIN CONDITIONS OF THE OFFER, AND TERMS OF THE OFFER -- EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS IN THE BOOKLET.

     IN ORDER TO VALIDLY TENDER SHARES PURSUANT TO THE OFFER, PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES AFTER NOVEMBER 10, 1977 AND UP TO AND INCLUDING THE EXPIRATION DATE MUST OBTAIN AN IRREVOCABLE PROXY FROM THE SELLER OF SUCH SHARES AND VOTE SUCH PROXY IN FAVOR OF THE PROPOSED AMENDMENT. IN ORDER TO FACILITATE THE TRANSFER OF SHARES DURING THE PERIOD DESCRIBED ABOVE, THE SHARES WILL TRADE, DURING THE PERIOD WHICH BEGINS TWO DAYS PRIOR TO THE RECORD DATE AND WHICH WILL END AT THE CLOSE OF BUSINESS ON THE EXPIRATION DATE, IN THE OVER-THE-COUNTER MARKET UNDER THE SYMBOLS "NEEAT" FOR THE 4.56% SERIES, "NEEDT" FOR THE 4.60% SERIES, "NEEFT" FOR THE 4.64% SERIES, AND "NEEGT" FOR THE 6.08% SERIES, INDICATING THAT SUCH SHARES ARE TRADING "WITH PROXY." A PREFERRED SHAREHOLDER WHO ACQUIRES SHARES DURING THIS PERIOD MUST OBTAIN, OR HAVE SUCH HOLDER'S AUTHORIZED REPRESENTATIVE OBTAIN, IRREVOCABLE PROXY (WHICH IS INCLUDED IN THE APPLICABLE LETTER OF TRANSMITTAL AND PROXY) AT SETTLEMENT FROM THE SELLER. THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE NASD) AND THE DEPOSITORY TRUST COMPANY (DTC) HAVE ISSUED NOTICES INFORMING THEIR MEMBERS AND

PARTICIPANTS THAT THE SHARES WILL TRADE "WITH PROXY" AND THAT SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN IRREVOCABLE PROXY FROM THE SELLER. SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN IRREVOCABLE PROXY FROM THE SELLER. SEE TERMS OF THE OFFER -- PROCEDURE FOR TENDERING SHARES IN THE BOOKLET.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OR A VOTE OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL AND PROXY FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER OR VOTE SHARES HELD BY US FOR YOUR ACCOUNT.

     We request your instructions as to whether you wish us to tender and/or vote any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

     PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

          1. The Offer is for any and all Shares outstanding. The Offer for a Series of Preferred is independent of the Offer for any other Series of Preferred.

          2. The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Standard Time, on Friday, December 12, 1997, unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if such tendered Shares have not been accepted for payment.

          3. Preferred Shareholders who wish to tender their Shares pursuant to the Offer must vote FOR the Proposed Amendment. The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting.

          4. Preferred Shareholders have the right to vote in favor of the Proposed Amendment regardless of whether they tender their Shares. If the Proposed Amendment is approved and adopted, the Power Company will make a Special Cash Payment (as defined in the Booklet) in the amount of $1.00 per Share to each Preferred Shareholder of record who voted in favor of the Proposed Amendment, provided that such Shares have not been tendered pursuant to the Offer.

          5. Any stock transfer taxes applicable to the sale of Shares to NEES pursuant to the Offer will be paid by NEES, except as otherwise provided in Instruction 6 of the Letter of Transmittal and Proxy.

     NEITHER NEES, THE POWER COMPANY, THEIR RESPECTIVE BOARDS OF DIRECTORS, ANY OF THEIR RESPECTIVE OFFICERS, NOR ANY OTHER PERSON AUTHORIZED BY THEM MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

     If you wish to have us tender and/or vote any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or vote on your behalf by the expiration of the Offer or the Special Meeting, as applicable.

                                  INSTRUCTIONS
                      WITH RESPECT TO OFFER TO PURCHASE BY
                      NEW ENGLAND ELECTRIC SYSTEM FOR CASH
                       ANY AND ALL OUTSTANDING SHARES OF
                    THE DIVIDEND SERIES PREFERRED STOCK OF,
                           AND PROXY SOLICITATION BY,
                           NEW ENGLAND POWER COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and Proxy Statement and Information Statement, dated November 6, 1997, and a separate Letter of Transmittal and Proxy for each series of Dividend Series Preferred Stock of New England Power Company (the Power Company) (each a Series of Preferred) in which the undersigned owns shares (as to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the Offer) in connection with the offer by New England Electric System (NEES) to the holders of each Series of Preferred to tender any and all of their shares of a Series of Preferred (the Shares) for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Proxy Statement and Information Statement, net to the seller in cash, upon the terms and subject to the conditions of the Offer, and in connection with the proxy solicitation being conducted by the Board of Directors of the Power Company.

=============================================================================================
     This will instruct you to tender to NEES the number of Shares indicated
below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

            SERIES OF PREFERRED                        NUMBER OF SHARES TO BE TENDERED*
--------------------------------------------     --------------------------------------------

--------------------------------------------     --------------------------------------------

--------------------------------------------     --------------------------------------------

--------------------------------------------     --------------------------------------------
=============================================================================================

--------------------------------------------------------------------------------
     You are further instructed to vote as designated hereunder in respect of the Proposed Amendment all Shares which the undersigned is entitled to vote at the Special Meeting:**

ITEM 1.

     Amendment of the Articles of Organization and By-laws to delete in its entirety Article I, Section 4E(4), limiting the Power Company's ability to issue unsecured indebtedness.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   SIGN HERE
         Signature(s):
                      ----------------------------------------------------------

         Name(s):
                 ---------------------------------------------------------------

         Address:
                 ---------------------------------------------------------------

         Dated:                                                           , 1997
               -----------------------------------------------------------

         Social Security or Taxpayer Identification No.:
                                                        ------------------------
--------------------------------------------------------------------------------

---------------

 * By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be voted FOR the Proposed Amendment.

                           OFFER TO PURCHASE FOR CASH
                       ANY AND ALL OUTSTANDING SHARES OF
                        6% CUMULATIVE PREFERRED STOCK OF
                           NEW ENGLAND POWER COMPANY
                                       BY
                          NEW ENGLAND ELECTRIC SYSTEM

 TITLE OF SERIES
       OF                             PURCHASE PRICE
 PREFERRED STOCK     CUSIP NUMBER       PER SHARE
-----------------    ------------     --------------
6% Series            644188 30 2         $ 116.50

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON FRIDAY, DECEMBER 12, 1997, UNLESS THE OFFER IS EXTENDED (THE EXPIRATION
DATE).

                                                                November 6, 1997

To Our Clients:

     Enclosed for your consideration is the material listed below relating to the offer of New England Electric System, a Massachusetts voluntary association
(NEES), inviting tenders of the 6% Cumulative Preferred Stock of New England Power Company (the Power Company) (the Shares, and each holder thereof and Preferred Shareholder), a Massachusetts corporation and direct subsidiary of NEES, in which you own shares. That Offer is for purchase at the price per Share listed above, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement and Information Statement, dated November 6, 1997(the Booklet), and in the Letter of Transmittal for the Shares tendered. The Booklet, together with the Letter of Transmittal constitutes the Offer. NEES will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer.

     THE OFFER FOR IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED AND IS INDEPENDENT OF THE OFFER FOR OTHER PREFERRED SHARES OF THE POWER COMPANY. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE PROPOSED AMENDMENT BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING (AS DEFINED IN THE BOOKLET). PREFERRED SHAREHOLDERS HAVE THE RIGHT TO VOTE ON THE PROPOSED AMENDMENT REGARDLESS OF WHETHER THEY TENDER THEIR SHARES. SEE PROPOSED AMENDMENT AND PROXY SOLICITATION, TERMS OF THE OFFER -- CERTAIN CONDITIONS OF THE OFFER, AND TERMS OF THE OFFER -- EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS IN THE BOOKLET.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OR A VOTE OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request your instructions as to whether you wish us to tender any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

     PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

          1. The Offer is for any and all Shares outstanding. The offer for the Preferred is independent of the offer for other Preferred Shares of the Power Company.

          2. The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Standard Time, on Friday, December 12, 1997, unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if such tendered Shares have not been accepted for payment.

          3. The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting.

          4. Preferred Shareholders have the right to vote in favor of the Proposed Amendment regardless of whether they tender their Shares.

          5. Any stock transfer taxes applicable to the sale of Shares to NEES pursuant to the Offer will be paid by NEES, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     NEITHER NEES, THE POWER COMPANY, THEIR RESPECTIVE BOARDS OF DIRECTORS, ANY OF THEIR RESPECTIVE OFFICERS, NOR ANY OTHER PERSON AUTHORIZED BY THEM MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer or the Special Meeting, as applicable.

                                  INSTRUCTIONS
                      WITH RESPECT TO OFFER TO PURCHASE BY
                      NEW ENGLAND ELECTRIC SYSTEM FOR CASH
                       ANY AND ALL OUTSTANDING SHARES OF
                     THE 6% CUMULATIVE PREFERRED STOCK OF,
                           NEW ENGLAND POWER COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and Proxy Statement and Information Statement, dated November 6, 1997, and a separate Letter of Transmittal for the 6% Cumulative Preferred Stock of New England Power Company (the Power Company) in which the undersigned owns shares. (The Offer to Purchase and Proxy Statement and Information Statement, together with the Letter of Transmittal, constitutes the Offer.) This material is in connection with the offer by New England Electric System (NEES) to the holders of 6% Cumulative Preferred Stock to tender any and all of their shares (the Shares) for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Proxy Statement and Information Statement, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to NEES the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

       NUMBER OF SHARES OF 6% CUMULATIVE PREFERRED STOCK TO BE TENDERED*

--------------------------------------------------------------------------------

                                   SIGN HERE
         Signature(s):
         Name(s):
                                 (Please print)
         Address:
         Dated: , 1997
         Social Security or Taxpayer Identification No.:
---------------

 * By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                        3